Exhibit 99.1
Earthstone Energy Announces Pricing of Private Offering of $550 Million of Senior Unsecured Notes due 2027

The Woodlands, Texas, April 7, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today announced that its subsidiary, Earthstone Energy Holdings, LLC (“EEH”), has priced the previously announced private offering (the “Notes Offering”) of $550 million aggregate principal amount of 8.0% senior unsecured notes (the “Notes”) due 2027.

The Notes will be guaranteed on a senior unsecured basis by the Company and EEH’s domestic subsidiaries that guarantee the Company’s obligations under the credit agreement that governs its revolving credit facility (the “Revolving Credit Facility”).

The Notes Offering is expected to close on April 12, 2022, subject to customary closing conditions. The Company intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its Revolving Credit Facility and any remainder for general corporate purposes.

The Notes and the related guarantees to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the Notes and the related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. EEH plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisitions and the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas and New Mexico. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the proposed Notes Offering and the intended use of proceeds, the expected benefits of the recent acquisitions completed in 2021 and 2022, and the previously announced pending acquisition of substantially all of the assets of Bighorn Asset Company, LLC (the “Bighorn Acquisition”) to Earthstone and its stockholders, the anticipated completion of the Bighorn Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Bighorn Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after recent acquisitions completed in 2021 and 2022, and the Bighorn Acquisition and achieve anticipated benefits from them; the possibility that various closing conditions for the Bighorn Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone, or related to the recent acquisitions completed in 2021 and 2022, or the Bighorn Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Revolving Credit Facility; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the Company’s ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, , recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com